EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-199725) and Form S-8 (File No. 333-212549, 333-323551) of Innovation Pharmaceuticals Inc. (“the Company”) of our report dated September 8, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears on Form 10-K for the year ended June 30, 2017.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

September 8, 2017